Exhibit 99.1

Ventas, Inc.    10350 Ormsby Park Place, Suite 300    Louisville, Kentucky 40223    (502) 357•9000    (502) 357•9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS DEMANDS THAT KINDRED DELIVER INFORMATION

UNDER MASTER LEASES

Kindred Files Lawsuit Seeking To Avoid Obligation To Deliver Appraisal Reports

Kindred Agrees Not To Pursue Emergency Relief

LOUISVILLE, KY (June 19, 2006) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that on May 12, May 26 and June 14, 2006, it formally demanded that its tenant Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) or its lenders provide to Ventas all of the appraisal reports Kindred has in its control or possession relating to the 225 healthcare facilities leased by Ventas to Kindred under four Master Leases (the “Master Leases”) between the companies.

Each Master Lease states that Kindred is required to deliver to Ventas all “copies of any Facility-specific…reports or studies that are in Tenant’s possession or control.” Kindred has on numerous prior occasions publicly stated that it has received various appraisal reports relating to Ventas’s facilities.

Ventas has notified Kindred and its lenders that Ventas is entitled to receive these reports, and that the failure by Kindred to provide them within the time period set forth in the Master Leases entitles Ventas to exercise all of its rights and remedies under the Master Leases, including termination of the Master Leases as to one or more of the facilities leased thereunder.

Rather than provide those reports to Ventas under the Master Leases, Kindred today filed a lawsuit in the Supreme Court of the State of New York, County of New York (the “Court”) against Ventas seeking immediate injunctive and declaratory relief to prevent the termination of the Master Leases based on Kindred’s refusal to disclose the reports.

“We are baffled by Kindred’s actions,” Ventas Chairman, President and CEO Debra A. Cafaro said. “The Master Leases were written to give Ventas full and transparent access to all information regarding our facilities. We believe we are entitled to receive the reports. There is no provision in the Master Leases (and Kindred does not refer to one) that would preclude Ventas’s right to receive these reports. If those reports in fact support Kindred’s publicly stated

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Ventas Demands That Kindred Deliver Information

Under Master Leases

June 19, 2006

position regarding the “fair market rent” for our facilities, it is surprising that Kindred is so committed to keeping that information secret.”

Despite the litigation initiated by Kindred, Ventas expects the process outlined in the Master Leases whereby Ventas has the right to increase base rental rates under the Master Leases to a “Fair Market Rental” amount (the “Reset Right”) to continue in accordance with the terms of the Master Leases. On May 9, Ventas initiated the Reset Right process under the Master Leases by delivering notices to Kindred with its proposal that aggregate base rents under the Master Leases increase by $111 million to $317 million per year.

Cafaro added that “As we move forward in this process, we remain committed to seeking a positive outcome of the Reset Right for Ventas shareholders.”

The Company said it intends to continue to pursue all of its rights under the Master Leases and to vigorously defend the lawsuit filed by Kindred. In order for the companies to advocate their respective positions to the Court in an orderly and complete fashion, Ventas and Kindred have today agreed in a Stipulation that (1) Kindred will not pursue its motions for emergency injunctive relief and (2) Ventas will not take any further action to terminate any Master Lease in whole or in part or declare an Event of Default under any of the Master Leases for failure to deliver the appraisal reports, in each case generally while the Stipulation is in effect. The Court has agreed to hear the motion for preliminary injunction, and Ventas’s opposition to it, on June 29, 2006. Nothing in the parties’ agreement constitutes a waiver of any position in the litigation or other rights under the Master Leases.

Ventas, Inc. is a leading healthcare real estate investment trust that is the nation’s largest owner of seniors housing and long-term care assets. Its diverse portfolio of properties located in 42 states includes independent and assisted living facilities, skilled nursing facilities, hospitals and medical office buildings. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the

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Ventas Demands That Kindred Deliver Information

Under Master Leases

June 19, 2006

Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants and borrowers and to accurately estimate the magnitude of such liabilities; and (q) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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